Exhibit 99.1

ARROW ELECTRONICS, INC.
9201 E. DRY CREEK ROAD
CENTENNIAL, CO 80112
303-824-4000

ARROW ELECTRONICS REPORTS FOURTH-QUARTER NON-GAAP EARNINGS PER SHARE OF $1.88
-- Full-Year 2014 Non-GAAP Diluted Earnings Per Share Advanced 19% Over Prior Year --

FOR IMMEDIATE RELEASE

CENTENNIAL, Colo. –- February 5, 2015 -- Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2014 net income of $116.2 million, or $1.18 per share on a diluted basis, compared with net income of $134.8 million, or $1.32 per share on a diluted basis in the fourth quarter of 2013.  Excluding certain items1 in the fourth quarters of 2014 and 2013, net income would have been $184.4 million, or $1.88 per share on a diluted basis, in the fourth quarter of 2014, compared with net income of $172.0 million, or $1.69 per share on a diluted basis, in the fourth quarter of 2013.  Fourth-quarter sales of $6.40 billion increased 4 percent from sales of $6.15 billion in the prior year.

“In the fourth quarter we produced record results, completing an outstanding year.  Earnings per share of $1.88 were above our expectations, with sales of $6.4 billion above the midpoint of our guidance.  Our global components and enterprise computing solutions segments both delivered sales and operating income growth.  The stable demand environment for global components matched our expectations.  Our focus on the higher value portion of the datacenter resulted in record operating income for our enterprise computing solutions business,” said Michael J. Long, chairman, president, and chief executive officer.

Global components fourth-quarter sales of $3.59 billion increased 4 percent year over year.  Sales, as adjusted, grew 5 percent year over year.  Americas components sales increased 4 percent year over year.  Europe components sales grew 1 percent year over year and the region grew 8 percent year over year on an as-adjusted basis.  Components sales in the Asia-Pacific region increased 8 percent year over year.

Global enterprise computing solutions fourth-quarter sales of $2.81 billion grew 3 percent year over year.  Americas sales grew 9 percent year over year.  Europe sales declined 6 percent year over year and the region declined 3 percent year over year on an as-adjusted basis.  Both Americas and Europe continued to experience strong growth in software and services.

FULL-YEAR RESULTS

Arrow’s net income for 2014 was $498.0 million, or $4.98 per share on a diluted basis, compared with net income of $399.4 million, or $3.85 per share on a diluted basis in 2013. Excluding certain items1 in 2014 and 2013, net income would have been $593.0 million, or $5.93 per share on a diluted basis, in 2014, compared with net income of $519.0 million, or $5.01 per share on a diluted basis, in 2013.  2014 sales of $22.77 billion increased 7 percent from sales of $21.36 billion in 2013. Sales, as adjusted, increased 3 percent year over year.

“We delivered strong leverage on our sales in 2014, with operating income, as adjusted, up 12 percent year over year to $924 million, and diluted earnings per share up 19 percent year over year to $5.93,” said Mr. Long.

“Cash flow from operations was $673 million in 2014 as we again exceeded our cash flow target with returns advancing over the prior year,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “The strong management of our balance sheet and cash flow provided the opportunity for Arrow to return approximately $290 million to shareholders through our stock repurchase program and to continue to make strategic acquisitions in 2014.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE

“As we look to the first quarter, we believe that total sales will be between $4.9 billion and $5.3 billion, with global components sales between $3.35 billion and $3.55 billion, and global enterprise computing solutions sales between $1.55 billion and $1.75 billion.  As a result of this outlook, we expect earnings per share on a diluted basis, excluding any charges to be in the range of $1.27 to $1.39 per share.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 98 million, and the average USD to Euro exchange rate for the first quarter to be 1.14 to 1.  The weaker Euro will have a negative impact of $285 million or 5 percent on sales and a negative impact of $.08 or 6 percent on earnings per share on a diluted basis, when compared with the first quarter of 2014.  The weaker Euro will have a negative impact of $175 million or 3 percent on sales and a negative impact of $.06 or 4 percent on earnings per share on a diluted basis when compared with the fourth quarter of 2014,” said Mr. Reilly.

Please refer to the CFO commentary, which can be found at www.arrow.com/investor, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions.  Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 56 countries.

# # #

Contact:	Steven O’Brien
Director, Investor Relations
303-824-4544

Paul J. Reilly
Executive Vice President, Finance and Operations, and
Chief Financial Officer
631-847-1872

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), trade name impairment charge, sale of investment, prepayment of debt, and adjustments related to certain tax matters.  A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP SALES RECONCILIATION

	Quarter Ended December 31,
	2014	2013	% Change

Consolidated sales, as reported	$6,396,879	$6,153,360	4.0%
Impact of changes in foreign currencies	-	(184,052)
Impact of acquisitions	-	171,757
Consolidated sales, as adjusted	$6,396,879	$6,141,065	4.2%

Global components sales, as reported	$3,591,212	$3,437,211	4.5%
Impact of changes in foreign currencies	-	(76,376)
Impact of acquisitions	-	66,549
Global components sales, as adjusted	$3,591,212	$3,427,384	4.8%

Europe components sales, as reported	$896,334	$886,840	1.1%
Impact of changes in foreign currencies	-	(68,967)
Impact of acquisitions	-	10,124
Europe components sales, as adjusted	$896,334	$827,997	8.3%

Global ECS sales, as reported	$2,805,667	$2,716,149	3.3%
Impact of changes in foreign currencies	-	(107,676)
Impact of acquisitions	-	105,208
Global ECS sales, as adjusted	$2,805,667	$2,713,681	3.4%

Europe ECS sales, as reported	$983,620	$1,047,283	(6.1)%
Impact of changes in foreign currencies	-	(92,682)
Impact of acquisitions	-	55,648
Europe ECS sales, as adjusted	$983,620	$1,010,249	(2.6)%

	Year Ended December 31,
	2014	2013	% Change

Consolidated sales, as reported	$22,768,674	$21,357,285	6.6%
Impact of changes in foreign currencies	-	(79,013)
Impact of acquisitions	160,212	1,081,645
Consolidated sales, as adjusted	$22,928,886	$22,359,917	2.5%

Global components sales, as reported	$14,313,026	$13,495,766	6.1%
Impact of changes in foreign currencies	-	(3,278)
Impact of acquisitions	78,631	320,922
Global components sales, as adjusted	$14,391,657	$13,813,410	4.2%

Europe components sales, as reported	$3,819,427	$3,590,311	6.4%
Impact of changes in foreign currencies	-	9,794
Impact of acquisitions	15,744	47,683
Europe components sales, as adjusted	$3,835,171	$3,647,788	5.1%

Global ECS sales, as reported	$8,455,648	$7,861,519	7.6%
Impact of changes in foreign currencies	-	(75,735)
Impact of acquisitions	81,581	760,723
Global ECS sales, as adjusted	$8,537,229	$8,546,507	(0.1)%
Europe ECS sales, as reported	$3,044,677	$2,631,258	15.7%
Impact of changes in foreign currencies	-	(42,231)
Impact of acquisitions	-	531,395
Europe ECS sales, as adjusted	$3,044,677	$3,120,422	(2.4)%

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

NON-GAAP EARNINGS RECONCILIATION

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating income, as reported	$176,432	$237,337	$762,257	$693,500
Intangible assets amortization expense	11,138	10,007	44,063	36,769
Restructuring, integration, and other charges	14,660	18,248	39,841	92,650
Trade name impairment charge	78,000	-	78,000	-
Operating income, as adjusted	$280,230	$265,592	$924,161	$822,919

Net income attributable to shareholders, as reported	$116,177	$134,831	$498,045	$399,420
Intangible assets amortization expense	9,105	8,120	35,965	29,339
Restructuring, integration, and other charges	11,222	13,341	29,324	65,601
Trade name impairment charge	47,911	-	47,911	-
Gain on sale of investment	-	-	(18,269)	-
Loss on prepayment of debt	-	-	-	2,627
Settlement of tax matters:
Income taxes	-	15,447	-	20,809
Interest (net of taxes)	-	297	-	1,236
Net income attributable to shareholders, as adjusted	$184,415	$172,036	$592,976	$519,032

Net income per basic share, as reported	$1.20	$1.34	$5.05	$3.89
Intangible assets amortization expense	.09	.08	.36	.29
Restructuring, integration, and other charges	.12	.13	.30	.64
Trade name impairment charge	.49	-	.49	-
Gain on sale of investment		-	(.19)	-
Loss on prepayment of debt	-	-	-	.03
Settlement of tax matters:
Income taxes	-	.15	-	.20
Interest (net of taxes)	-	-	-	.01
Net income per basic share, as adjusted	$1.91	$1.71	$6.01	$5.06

Net income per diluted share, as reported	$1.18	$1.32	$4.98	$3.85
Intangible assets amortization expense	.09	.08	.36	.28
Restructuring, integration, and other charges	.11	.13	.29	.63
Trade name impairment charge	.49	-	.48	-
Gain on sale of investment	-	-	(.18)	-
Loss on prepayment of debt	-	-	-	.03
Settlement of tax matters:
Income taxes	-	.15	-	.20
Interest (net of taxes)	-	-	-	.01
Net income per diluted share, as adjusted	$1.88	$1.69	$5.93	$5.01

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
 (In thousands except per share data)
(Unaudited)

SEGMENT INFORMATION

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Sales:
Global components	$3,591,212	$3,437,211	$14,313,026	$13,495,766
Global ECS	2,805,667	2,716,149	8,455,648	7,861,519
Consolidated	$6,396,879	$6,153,360	$22,768,674	$21,357,285

Operating income (loss):
Global components	$153,753	$143,078	$653,992	$575,612
Global ECS	160,251	148,372	389,571	350,442
Corporate (a)	(137,572)	(54,113)	(281,306)	(232,554)
Consolidated	$176,432	$237,337	$762,257	$693,500

(a)
Includes restructuring, integration, and other charges of $14.7 million and $39.8 million for the quarter and year ended December 31, 2014, respectively, and $18.2 million and $92.7 million for the quarter and year ended December 31, 2013, respectively.  Also included is a non-cash impairment charge of $78.0 million for the quarter and year ended December 31, 2014 which is related to the discontinuation of a trade name of a business in the global ECS business segment.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Global components operating income, as reported	$153,753	$143,078	$653,992	$575,612
Intangible assets amortization expense	5,463	5,090	21,962	20,038
Global components operating income, as adjusted	$159,216	$148,168	$675,954	$595,650

Global ECS operating income, as reported	$160,251	$148,372	$389,571	$350,442
Intangible assets amortization expense	5,675	4,917	22,101	16,731
Global ECS operating income, as adjusted	$165,926	$153,289	$411,672	$367,173

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)

Sales	$6,396,879	$6,153,360	$22,768,674	$21,357,285
Costs and expenses:
Cost of sales	5,581,020	5,365,735	19,772,779	18,566,356
Selling, general, and administrative expenses	506,074	497,439	1,959,749	1,873,638
Depreciation and amortization	40,693	34,601	156,048	131,141
Restructuring, integration, and other charges	14,660	18,248	39,841	92,650
Trade name impairment charge	78,000	-	78,000	-
	6,220,447	5,916,023	22,006,417	20,663,785
Operating income	176,432	237,337	762,257	693,500
Equity in earnings of affiliated companies	2,528	2,202	7,318	7,429
Gain on sale of investment	-	-	29,743	-
Loss on prepayment of debt	-	-	-	4,277
Interest and other financing expense, net	29,906	27,537	115,985	114,433
Income before income taxes	149,054	212,002	683,333	582,219
Provision for income taxes	32,768	77,083	184,943	182,343
Consolidated net income	116,286	134,919	498,390	399,876
Noncontrolling interests	109	88	345	456
Net income attributable to shareholders	$116,177	$134,831	$498,045	$399,420
Net income per share:
Basic	$1.20	$1.34	$5.05	$3.89
Diluted	$1.18	$1.32	$4.98	$3.85
Weighted average shares outstanding:
Basic	96,794	100,513	98,675	102,559
Diluted	98,102	101,850	99,947	103,699

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$400,355	$390,602
Accounts receivable, net	6,043,850	5,769,759
Inventories	2,335,257	2,167,287
Other current assets	253,145	258,122
Total current assets	9,032,607	8,585,770
Property, plant, and equipment, at cost:
Land	23,770	24,051
Buildings and improvements	144,530	142,583
Machinery and equipment	1,146,045	1,113,987
	1,314,345	1,280,621
Less: Accumulated depreciation and amortization	(678,046)	(648,232)
Property, plant, and equipment, net	636,299	632,389
Investments in affiliated companies	69,124	67,229
Intangible assets, net	335,711	426,069
Cost in excess of net assets of companies acquired	2,069,209	2,039,293
Other assets	299,906	310,133
Total assets	$12,442,856	$12,060,883
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,027,103	$4,503,200
Accrued expenses	797,464	774,868
Short-term borrowings, including current portion of long-term debt	13,454	23,878
Total current liabilities	5,838,021	5,301,946

Long-term debt	2,075,453	2,226,132
Other liabilities	370,471	347,977
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2014 and 2013
Issued – 125,424 shares in both 2014 and 2013	125,424	125,424
Capital in excess of par value	1,086,082	1,071,075
Treasury stock (29,529 and 25,488 shares in 2014 and 2013, respectively), at cost	(1,169,673)	(920,528)
Retained earnings	4,176,754	3,678,709
Accumulated other comprehensive income	(64,617)	225,552
Total shareholders' equity	4,153,970	4,180,232
Noncontrolling interests	4,941	4,596
Total equity	4,158,911	4,184,828
Total liabilities and equity	$12,442,856	$12,060,883

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended December 31,
	2014	2013
Cash flows from operating activities:
Consolidated net income	$116,286	$134,919
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	40,693	34,601
Amortization of stock-based compensation	10,647	12,676
Equity in earnings of affiliated companies	(2,528)	(2,202)
Deferred income taxes	(37,112)	(15,038)
Restructuring, integration, and other charges	11,222	13,341
Trade name impairment charge	78,000	-
Gain on sale of investment	-	-
Excess tax benefits from stock-based compensation arrangements	(152)	(235)
Other	657	725
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(1,078,058)	(959,428)
Inventories	(112,860)	72,903
Accounts payable	1,260,888	808,163
Accrued expenses	162,561	80,044
Other assets and liabilities	6,809	34,577
Net cash provided by operating activities	457,053	215,046
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(33,359)	(324,548)
Acquisition of property, plant, and equipment	(34,624)	(30,697)
Net cash used for investing activities	(67,983)	(355,245)
Cash flows from financing activities:
Change in short-term and other borrowings	(3,298)	(9,058)
Proceeds from (repayment of) long-term bank borrowings, net	(134,800)	314,300
Proceeds from exercise of stock options	775	5,646
Excess tax benefits from stock-based compensation arrangements	152	235
Repurchases of common stock	(115,352)	(50,180)
Other	(1,499)	-
Net cash provided by (used for) financing activities	(254,022)	260,943
Effect of exchange rate changes on cash	7,074	18,068
Net increase in cash and cash equivalents	142,122	138,812
Cash and cash equivalents at beginning of period	258,233	251,790
Cash and cash equivalents at end of period	$400,355	$390,602

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Consolidated net income	$498,390	$399,876
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	156,048	131,141
Amortization of stock-based compensation	41,930	36,923
Equity in earnings of affiliated companies	(7,318)	(7,429)
Deferred income taxes	(25,744)	273
Restructuring, integration, and other charges	29,324	65,601
Trade name impairment charge	78,000	-
Gain on sale of investment	(18,269)	-
Excess tax benefits from stock-based compensation arrangements	(7,129)	(7,172)
Other	2,686	3,534
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(521,613)	(572,886)
Inventories	(210,789)	(21,277)
Accounts payable	628,697	446,814
Accrued expenses	12,396	(123,969)
Other assets and liabilities	16,692	99,262
Net cash provided by operating activities	673,301	450,691
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(162,881)	(367,940)
Acquisition of property, plant, and equipment	(122,505)	(116,162)
Proceeds from sale of investment	40,542	-
Purchase of cost method investments	-	(3,000)
Net cash used for investing activities	(244,844)	(487,102)
Cash flows from financing activities:
Change in short-term and other borrowings	(12,541)	(31,340)
Proceeds from (repayment of) long-term bank borrowings, net	(145,000)	71,400
Net proceeds from note offering	-	591,156
Redemption of senior notes	-	(338,184)
Proceeds from exercise of stock options	21,788	36,014
Excess tax benefits from stock-based compensation arrangements	7,129	7,172
Repurchases of common stock	(304,763)	(362,793)
Other	(1,499)	-
Net cash used for financing activities	(434,886)	(26,575)
Effect of exchange rate changes on cash	16,182	43,904
Net increase (decrease) in cash and cash equivalents	9,753	(19,082)
Cash and cash equivalents at beginning of period	390,602	409,684
Cash and cash equivalents at end of period	$400,355	$390,602